UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2013

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 13, 2013, the Board of Directors of General Electric Company (the “Company”) elected James E. Rohr to the Company’s Board of Directors.  Mr. Rohr is the former Chief Executive Officer and current Executive Chairman of The PNC Financial Services Group, a diversified financial services company.  In connection with Mr. Rohr’s election, the Board of Directors increased its size from 17 to 18 directors, and Mr. Rohr joined the Board of Directors to fill the resulting vacancy.

The Board of Directors has determined that Mr. Rohr is an independent director under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Governance Principles.

Mr. Rohr will participate in the compensation and benefit program for non-management directors as described on pages 15 through 17 of the Company’s Proxy Statement for its Annual Meeting of Shareowners held on April 24, 2013 (filed with the Securities and Exchange Commission on March 11, 2013).

The Board has not yet appointed Mr. Rohr to any Board committee.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: September 13, 2013	/s/ Brackett B. Denniston III
Brackett B. Denniston III Senior Vice President, General Counsel and Secretary

(3)